EXHIBIT 23.2

Consent of PricewaterhouseCoopers LLP,

Independent Registered Certified Public Accounting Firm,

dated March 1, 2005

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment Number One to the Registration Statement on Form S-11 of our report dated February 23, 2004, relating to the financial statements of CNL Income Properties, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Orlando, Florida

March 1, 2005